Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91909 of ePlus inc. on Form S-8 of our report dated June 29, 2005, appearing in the Annual Report on Form 10-K of ePlus inc. for the year ended March 31, 2005.

/s/ Deloitte & Touche LLP

McLean Virginia
June 29, 2005